                                  Exhibit 16.1


June 20, 2003



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have reviewed the statements made by Chase General Corporation in response to
Item 304(a) included in the Registrant's Form 8-K filed on June 20, 2003, and agree with such statements.

Sincerely,

/s/ Clifton Gunderson LLP
Clifton Gunderson LLP
2301 Village Drive
St. Joseph, Mo 64503